SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2019

CANNASSIST INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55809	82-1873116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1548 Loch Ness Dr.

Fallbrook, CA 92028

760-990-3091

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

Tel. 800-462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CANNASSIST INTERNATIONAL CORP.

Form 8-K

Current Report

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mark Palumbo as President

On March 18, 2019, Mark Palumbo resigned as President of the Company, effective immediately.

Appointment of Marla Palumbo as President

On March 18, 2019, Marla Palumbo was appointed as the President of the Company, effective immediately.

Biography of Marla Palumbo

Marla Palumbo holds a Bachelor of Science in Nursing from Point Lorna College. She has 20 years of experience as a registered nurse, acting as nursing manager of 50 employees for 7 of these years. Additionally, Ms. Palumbo has 5 years in pharmaceutical sales and 5 years as Vice President and co-owner ofDIOW Products, Inc. a cosmetic raw material supplier and 10 years as co-founder and co-owner of EME Ltd, a cosmetic raw material distribution company. Ms. Palumbo is co-founder of Xceptor, LLC, a wholly owned subsidiary of the Company. She brings experience in organization, business management and growth, regulatory and FDA guidelines, personnel management and growth and creating programs and literature for product promotion and education.

Appointment of Mark Palumbo as Chief Executive Officer

On March 18, 2019, Mark Palumbo was appointed as the Chief Executive Officer of the Company, effective immediately. As a result of the appointment, Mark Palumbo is the Chief Executive Officer, Chief Financial Officer, Secretary and Sole Director.

Biography of Mark Palumbo

Following studies at the University of Rhode Island, Mark Palumbo worked in the aerospace industry for three years starting in 1980. At Ocean Technologies he worked as an electronic technician supporting the development of submarine weapon systems of the Naval Underwater Systems Center in Newport/Middletown, RI and he then worked in a similar capacity for Hughes Aircraft. To better utilize his Biology degree Mark joined DuPont Pharmaceuticals in 1983. He initially worked as a pharmaceutical representative supporting doctors, hospitals, and pharmacies in Southern California. Later he was promoted to a management position at their Long Island, NY production facility that provided contract testing and manufacturing services to the pharmaceutical, cosmetic, personal care and nutritional industries. In 1990 Mark pursued his interest in the Cosmetic and Personal Care industries. He worked at US Cosmetics selling cosmetic ingredients to US formulators and manufacturers and then, 5 years later, he moved to Collaborative Laboratories where he directed the company’s global sales initiative. Utilizing his industry knowledge and experience Mark formed his own company, DIOW Products (Doing it our Way), in 1999. Working collaboratively with clients the company developed, manufactured, and supplied raw materials for personal care, cosmetics and nutritional products. DIOW was sold in 2008 and using the retained assets, EME Ltd. was formed that same year. Through Mark’s leadership EME Ltd. has worked independently and collaboratively to develop new products and to enhance the bioavailability and ease-of-use of existing products. EME Ltd. currently includes a cell biology laboratory and two botanically based personal care, cosmetic, food and nutritional agencies.

Family Relationships between Officers and Directors of the Company

Marla Palumbo, the President of the Company, and Mark Palumbo, the Company’s Chief Executive Officer, Chief Financial Officer, Secretary and sole Director of the Company, are family members.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASSIST INTERNATIONAL CORP.

Date: March 19, 2019	By:	/s/ Mark Palumbo
Mark Palumbo
Chief Executive Officer

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